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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1996 with respect to the financial statements of Citicasters Inc. included in Amendment No. 1 to the Registration Statement (Form S-3, Registration No. 333-02475) and related Prospectus of Jacor Communications, Inc. for the registration of an aggregate principal amount of $100,000,000 of senior subordinated notes due 2006.


                                          ERNST & YOUNG LLP

Cincinnati, Ohio

May 13, 1996